Exhibit 21

SUBSIDIARIES OF MBIA INC.

NAME OF SUBSIDIARY	STATE OF INCORPORATION

MBIA Insurance Corporation	New York
Municipal Issuers Service Corporation	New York
MBIA Insurance Corp. of Illinois	Illinois
MBIA Asset Management, LLC	Delaware
MBIA Municipal Investors Service Corporation	Delaware
Colorado Investor Services Corporation	Colorado
MBIA Investment Management Corp.	Delaware
MBIA Capital Management Corp.	Delaware
1838 Investment Advisors, LLC	Delaware
1838 Delaware Holding, LLC	Delaware
MBIA & Associates Consulting, Inc.	Delaware
MBIA Capital Corp.	Delaware
MBIA International Marketing Services, Pty. Limited	Australia
MBIA Assurance S.A.	France
MBIA Singapore Pte Ltd.	Singapore
MBIA Services Company	Delaware
MBIA MuniServices Company	Delaware
Municipal Tax Collection Bureau, Inc.	Pennsylvania
John T. Austin, Inc.	California
Allen W. Charkow, Inc.	California
Municipal Resource Consultants	California
Muni Resources, LLC	Delaware
Capital Asset Holdings GP, Inc.	Florida
CapMAC Holdings Inc.	Delaware
Capital Markets Assurance Corporation	New York
CapMAC Investment Management, Inc.	Delaware
CapMAC Financial Services, Inc.	Delaware
CapMAC Financial Services (Europe) Ltd.	United Kingdom
CapMAC Asia Ltd.	Bermuda

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